Amended and Restated Schedule I

dated September 13, 2018

to

THE ADVISORS’ INNER CIRCLE FUND III

Amended and Restated Rule 18f-3 Multiple Class Plan

dated February 12, 2014

GQG Funds

(each a Fund to which GQG Partners LLC serves as investment adviser)

Fund	Institutional Shares	R6 Shares	Investor Shares
GQG Partners Emerging Markets Equity Fund	X	X	X
GQG Partners US Select Quality Equity Fund	X	X	X

EXHIBIT I.1

GQG FUNDS

CERTIFICATE OF CLASS DESIGNATION

Institutional Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

Institutional Shares are principally designed for purchase by institutional investors, subject to the minimum investment requirement described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange Institutional Shares of a Fund for Institutional Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Institutional Shares of a Fund may convert such Institutional Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Funds’ prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, a Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT I.2

GQG FUNDS

CERTIFICATE OF CLASS DESIGNATION

R6 Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

R6 Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.	Eligibility of Purchasers

R6 Shares are principally designed for purchase through Section 401(k), 403(b), 457, profit-sharing, money purchase pension, defined benefit pension, non-qualified deferred compensation plans or other employee benefit plans that are sponsored by one or more employers or employee organizations (“Employee Benefit Plans”), subject to the minimum investment requirement described in the Funds’ prospectus(es). Such an Employee Benefit Plan must purchase R6 Shares through a plan level or omnibus account.

3.	Voting Rights

Each shareholder of R6 Shares will have one vote for each full R6 Share held and a fractional vote for each fractional R6 Share held. Shareholders of R6 Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to R6 Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to R6 Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of R6 Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange R6 Shares of a Fund for R6 Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of R6 Shares of a Fund may convert such R6 Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Funds’ prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in R6 Shares, a Fund may, in its discretion, elect to convert such shareholder's R6 Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s R6 Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

EXHIBIT I.3

GQG FUNDS

CERTIFICATE OF CLASS DESIGNATION

Investor Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Investor Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a shareholder service fee that is payable under a Shareholder Service Plan.

Under the terms of the Shareholder Service Plan, the Funds are permitted to compensate, out of the Investor Shares’ assets, in an annual amount up to 0.25% of the average daily net assets of the Investor Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Funds on behalf of their customers who are Investor Shares shareholders, as described in the Funds’ prospectus(es).

2.	Eligibility of Purchasers

Investor Shares are principally designed for purchase by individual investors, subject to the minimum investment requirement described in the Funds’ prospectus(es).

3.	Voting Rights

Each shareholder of Investor Shares will have one vote for each full Investor Share held and a fractional vote for each fractional Investor Share held. Shareholders of Investor Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.	Exchange Rights

Shareholders may exchange Investor Shares of a Fund for Investor Shares of another Fund, if and to the extent an exchange right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the exchange meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds’ prospectus(es).

5.	Conversion Rights

a. Conversion at the Option of a Shareholder

Shareholders of Investor Shares of a Fund may convert such Investor Shares into another Class of shares of the same Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Funds’ prospectus(es).

b. Conversion at the Option of a Fund

In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Shares, a Fund may, in its discretion, elect to convert such shareholder's Investor Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder’s Investor Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.	Limitation on Conversion and Exchange Rights

Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.